Exhibit 3.2

DP 87144 3588

E OF NAME

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

GEMINI VENTURES, INC.

Pursuant to the provisions of Section 7-2-109 of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is GEMINI VENTURES, INC.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendments to the Articles of Incorporation which were adopted by the Shareholders of the corporation at the Annual Meeting of Shareholders held on Friday, June 16, 1989 in the manner prescribed by law. The number of shares voted for each of the amendments was sufficient for approval.

THIRD: Amendment number 2 in the document attached hereto as Exhibit "A" provides for an exchange, reclassification or cancellation of issued shares and the manner in which the same shall be effected.

FOURTH: The amount of stated capital will not be affected by these amendments and the stated capital remains the same on the corporation's books.

COMPUTER UPDATE COMPLE

COMPUTER CK'D JA

DATED: June 27, 1989.

GEMINI VENTURES, INC.

By Donald C. Bullock
Donald C. Bullock
President

ATTEST:

Jacqueline S. Hyde
Jacqueline S. Hyde
Secretary

State of Arizona)
) ss.
County of Maricopa)

The foregoing instrument was acknowledged before me this 27th day of June, 1989, by Donald C. Bullock and Jacqueline S. Hyde, President and Secretary respectively of Gemini Ventures, Inc., a Colorado corporation, on behalf of the corporation.

Notary Public

My commission expires:
1-23-93

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

GEMINI VENTURES, INC.

Pursuant to the provisions of Section 7-2-109 of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is GEMINI VENTURES, INC.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendments to the Articles of Incorporation which were adopted by the Shareholders of the corporation at the Annual Meeting of Shareholders held on Friday, June 16, 1989 in the manner prescribed by law. The number of shares voted for each of the amendments was sufficient for approval.

THIRD: Amendment number 2 in the document attached hereto as Exhibit "A" provides for an exchange, reclassification or cancellation of issued shares and the manner in which the same shall be effected.

FOURTH: The amount of stated capital will not be affected by these amendments and the stated capital remains the same on the corporation's books.

COMPUTER UPDATE COMPLETE

COMPUTER CK'D JA

EXHIBIT "A"

AMENDMENTS TO THE ARTICLES OF INCORPORATION OF GEMINI VENTURES, INC.

1. Article 1 is amended so as to read as follows:

   "The name of the corporation is Solomon Trading Company, Limited".

2. Article 4 is amended so as to add the following provision:

   "Paragraph (f): The 31,850,000 shares of common stock of the corporation, without par value, issued and outstanding immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into 6,370,000 fully-paid and nonassessable shares of the common stock, without par value, of the Company without increasing or decreasing the amount of capital or paid-in surplus of the Company, provided that no fractional shares shall be issued. The fractional share interests that occur as a result of the foregoing reclassification and change shall be purchased by the corporation at a price equal to the midpoint between the closing "bid" and "offered" prices as reported by the National Quotation Bureau in the "pink Sheets" for the trading day next preceding the date of the adoption of this amendment and restored to the status of authorized but unissued shares."

EXHIBIT "A"

AMENDMENTS TO THE ARTICLES OF INCORPORATION OF GEMINI VENTURES, INC.

1. Article 1 is amended so as to read as follows:

   "The name of the corporation is Solomon Trading Company, Limited".

2. Article 4 is amended so as to add the following provision:

   "Paragraph (f): The 31,850,000 shares of common stock of the corporation, without par value, issued and outstanding immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into 6,370,000 fully-paid and nonassessable shares of the common stock, without par value, of the Company without increasing or decreasing the amount of capital or paid-in surplus of the Company, provided that no fractional shares shall be issued. The fractional share interests that occur as a result of the foregoing reclassification and change shall be purchased by the corporation at a price equal to the midpoint between the closing "bid" and "offered" prices as reported by the National Quotation Bureau in the "pink sheets" for the trading day next preceding the date of the adoption of this amendment and restored to the status of authorized but unissued shares."